Press Release	Source: Shiner International, Inc.

Shiner International Welcomes Arnold Staloff, a Current Board Member of Lehman Brothers Derivative Products, as Shiner's Chairman of the Audit Committee

Monday November 19, 7:00 am ET

NEW YORK, NY—(MARKET WIRE)—Nov 19, 2007 — Shiner International, Inc. (OTC BB:SHNL.OB - News) (website: www.shinerinc.com), a market leader in China's anti-counterfeit plastic films industry, announces today that Arnold Staloff, a board member of Lehman Brothers Derivative Products, has joined as an independent board member and Chairman of the Audit Committee for Shiner International.

Mr. Yuet Ying, Chairman of Shiner International, commented: "Shiner International is China's market leader in the anti-counterfeit industry. Shiner is honored to have Mr. Arnold Staloff, a seasoned Wall Street executive with 40 years of capital markets experience and financial expertise as our Chairman of the Audit Committee to guide our strategic growth."

Mr. Arnold Staloff commented, "I am pleased to join Shiner as an independent board member. I appreciate the high level of professionalism Shiner management has demonstrated through solid earnings growth over the years, having built Shiner into such a successful company. I am excited about working with Shiner towards its long term growth and prosperity."

About Mr. Arnold Staloff

Mr. Staloff began his career with the U.S. Securities and Exchange Commission (SEC), Trading and Markets Division in 1968. He is currently a member of the Board of Directors for Lehman Brothers Derivative Products Inc. and Exchange Lab Inc. He was the former President of the Philadelphia Board of Trade in 1985. He served as an officer of the Philadelphia Stock Exchange (PHLX) from 1971 to 1989. Mr. Staloff also served as a member of the Board of Governors, Executive Committee and Chairman of the Foreign Currency Options Committee of the Philadelphia Stock Exchange and served on its Finance, Marketing, Steering and New Products Committees. He has been featured as the inventor of currency options in The Vandals' Crown, (Millman, Free Press, 1995). He was the former Chairman (2005-2007) of SFB Market Systems, Inc., a firm that manages all options symbols within the United States. Prior to that (1990-2003), he served as President and CEO of Bloom Staloff Corporation, an equity and options market making firm and foreign currency options floor broker. He also served (1989-1990) as President and CEO of The Commodity Exchange ("COMEX"), a leading futures exchange. In addition, he has served as a board member of several other organizations including the Options Clearing Corporation, the Composite Tape Association, the Options Price Reporting Authority, the National Futures Association, the Swiss Commodities, Futures, and Options Association, and the Variety Club for Handicapped Children.

About Shiner International, Inc.

Shiner International is a U.S. corporation that has its primary operations in China. Headquartered in the city of Haikou, the capital city of Hainan Province — China's "Hawaii," Shiner's products include coated packaging film, shrink-wrap film, common packaging film; anti-counterfeit laser holographic film and color printed packaging materials. About 60% of Shiner's current customers are located in China with the remainder located in Southeast Asia, Europe, the Middle East and North America. Shiner holds 13 patents on products and production equipment, and has additional patent applications currently pending. Shiner's coated films meet the approval of US FDA requirements as well as those required for food packaging sold in the EU. Shiner's product manufacturing process is certified under ISO 9001:2000.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect Shiner International, Inc.'s current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in Shiner's filings with the Securities and Exchange Commission.

Contact:
Contact:
Shiner International, Inc.
Ms. Maggie DanDan Xing
Corporate Secretary
Tel: 011-86-13876687688
Email: info@shinerinc.com
Website: http://www.shinerinc.com

Source: Shiner International, Inc.